Bakkt Reports Second Quarter 2025 Results - Raised $75 million to strengthen the balance sheet and further Bitcoin Treasury Strategy - Acquired ~30% of Tokyo-listed MarushoHotta Co. LTD (“MHT”, TSE: 8105), to be renamed bitcoin.jp1, initiating Bakkt’s Japan Bitcoin Treasury Strategy - Significant upgrades to brokerage trading technology stack to be rolled out 2H 2025 - Executed commercial agreement with Distributed Technologies Research Global Ltd. (“DTR”), unlocking stablecoin payment capabilities - Andy Main to step down as Co-CEO and Director effective today; Akshay Naheta to become Chief Executive Officer - Completed sale of Bakkt Trust to Intercontinental Exchange (“ICE”) - Signed definitive agreement to divest Loyalty business; closing expected in Q3 2025 - Net loss of $30.2 million improved 15.1% year-over-year - Adjusted EBITDA2 loss of $12.6 million improved 29.9% year-over-year ALPHARETTA, GA – August 11, 2025 – Bakkt Holdings, Inc. (“Bakkt,” “Company,” “we” or “us”) (NYSE: BKKT) announced its financial and operational results for the quarter ended June 30, 2025 and provided an update on certain business developments. Management Commentary: Andy Main, former President and Co-CEO of Bakkt said, “Over the past year as CEO of Bakkt, we strategically realigned the company to position it to unlock its full potential—streamlining operations, reducing costs, exiting non-core businesses, forging a transformative partnership with DTR to expand into stablecoin payments and strengthening our leadership with Akshay Naheta and other senior executives. Today, Bakkt is a leaner, more agile organization, fully focused on the massive and accelerating digital asset trend, where we see the greatest opportunity for long-term growth.” Mr. Main continued, “With the sale of Bakkt Trust to ICE completed, a definitive agreement to sell our Loyalty business to Roman DBDR Technology Advisors in place, and the successful recapitalization of our balance sheet with $100 million in new growth capital, effective today, I am handing the reins to Akshay, who will assume the sole CEO position to lead Bakkt forward, focused fully on strengthening and expanding Bakkt’s crypto platform. With Bakkt’s strong regulatory moat, institutional-grade technology and Akshay’s leadership and vision, I am confident we are well-positioned to lead the next wave of digital asset innovation." Akshay Naheta, CEO of Bakkt, stated, “It’s an honor to lead Bakkt as we accelerate our transformation into a global leader in crypto infrastructure. We are focused on three key strategic pillars that will position Bakkt at the forefront of the digital asset revolution: 1 Subject to MHT shareholder approval. 2 Adjusted EBITDA is not calculated in accordance with GAAP and therefore may not be comparable to similar measures presented by other companies. For more information regarding Adjusted EBITDA, including a reconciliation to net income, refer to “Reconciliation of Non-GAAP Financial Measures” below.

1. Enhancing our brokerage-in-a-box solution with significant technology upgrades, enabling clients to achieve faster time-to-market with advanced brokerage and trading capabilities, improving user experience, and unlocking new monetization opportunities. 2. Launching our stablecoin payments solution, Bakkt Agent, to deliver disruptive, AI-enabled, consumer finance and cross-border payment capabilities to consumers. 3. Expanding our Bitcoin treasury initiative, focusing on markets where we hold unique structural advantages, starting with Japan.” Mr. Naheta added, “In the upcoming quarter, we will conduct a comprehensive review of our cost structure to ensure we are optimized, driving synergies across our business, and accelerating our path to profitability.” Mr. Naheta concluded, “I want to express my sincere gratitude to our customers and shareholders for their unwavering support and patience throughout this critical phase of Bakkt’s transformation. We are in the early stages of a generational shift around what money is, how money moves, and how markets operate and trade. Bakkt is uniquely positioned to lead and define this evolution.” Second Quarter 2025 Key Performance Indicators:  Total transacting accounts remained relatively flat year-over-year and declined 11.4% sequentially to approximately 689,000, driven by reduced market activity.  Notional traded volume, comprised of total crypto trading and loyalty redemption, increased 9.0% year-over-year to $733.1 million for the quarter, driven by stronger crypto market activity from Q2 2024 and increased prices from Q2 2024 and down 39.6% sequentially due to the reduced market activity following the post-election cool off period in Q4 of last year.  Assets under custody increased 39.1% year-over-year to $1,355.0 million, primarily due to higher trading prices for crypto assets and declined 27.7% sequentially due to the sale of Bakkt Trust on May 15th. Second Quarter 2025 Financial Highlights (unaudited):  Total revenues of $577.9 million for the quarter reflect a 13.3% increase year-over-year in gross crypto services revenues driven by the overall increase in broader market activity from Q2 2024 and a decrease of 46.2% sequentially due to the reduced broader market activity from Q1 2025. Net loyalty revenues of $9.8 million for the quarter decreased 23.3% year-over-year driven by reduced overall volume-based services revenue and transaction volume and the exit of a loyalty client in 2024 and increased 6.8% sequentially driven by higher transaction volumes driven by seasonal redemption promotions.  Total operating expenses of $596.4 million for the quarter, up 12.1% year-over-year driven by an increase in crypto costs and execution, clearing and brokerage fees (“ECB”) driven by higher trading volume, and down 45.5% sequentially in line with reduced revenues.  Total operating expenses excluding crypto costs and ECB decreased 15.4% year-over-year to $31.2 million for the quarter, driven by reductions in Selling, General and Administrative expenses (“SG&A”) and compensation and benefits expenses resulting from our restructuring actions in 2024 and relatively flat sequentially.

- Operating loss improved 16.0% year-over-year to $18.5 million for the quarter due to the reduction in operating expenses (outside of ECB) driven from the reduction in SG&A and compensation and benefits expenses resulting from our restructuring actions in 2024 and remained flat sequentially.
- Net loss improved 15.1% year-over-year to $30.2 million for the quarter driven by the reduction in operating expenses (outside of ECB) and the reduced loss from the fair value of warrant liability and decreased 285.8% sequentially from a profit due to the gain from change in fair-value of warrant liability in the first quarter.
- Adjusted EBITDA loss (non-GAAP) improved 29.9% year-over-year to $12.6 million for the quarter primarily due to the overall decrease in SG&A and compensation and benefits expenses and improved 13.7% sequentially due to lower total operating expenses.

Second Quarter 2025 Condensed Results

$ in millions	2Q25	2Q24	Increase/ (decrease)
Total revenues[1]	$577.9	$509.9	13.3%
Crypto costs and execution, clearing and brokerage fees	565.2	495.1	14.2%
Operating expenses, excluding crypto costs and execution, clearing and brokerage fees	31.2	36.8	(15.4%)
Total operating expenses	596.4	531.9	12.1%
Operating loss	(18.5)	(22.0)	16.0%
Net income / (loss)	(30.2)	(35.5)	15.1%
Adjusted EBITDA loss (non-GAAP)	**($12.6)**	**($17.9)**	**29.9%**

1. In accordance with GAAP, crypto services revenue and crypto costs and execution, clearing and brokerage fees are presented on a gross basis as the Company is a principal in those transactions.

Recent Operational Updates:

- **$75 Million Capital Raise to further Bitcoin Treasury Strategy:**
  - On July 30, 2025, the Company successfully closed a $75 million underwritten public offering issuing 6.75 million shares of Class A common stock and pre-funded warrants to purchase 746,373 shares of Class A common stock at $10.00 per share with underwriters granted a 30-day option to purchase up to an additional 1.125 million shares. Bakkt intends to use the net proceeds from the offering to purchase Bitcoin and other digital assets in accordance with its investment policy, for working capital and for general corporate purposes.
- **Bitcoin Treasury Strategy:**
  - In furtherance of its Bitcoin treasury strategy, Bakkt entered into a share purchase agreement on August 4, 2025 to acquire approximately 30% of MHT (TSE: 8105), a Tokyo Stock Exchange-listed company, making Bakkt the company's largest shareholder. This strategic investment initiates the execution of Bakkt's Japan Bitcoin treasury strategy.
  - As part of the transaction, Phillip Lord, President of Bakkt International, will become Chief Executive Officer of MHT, and MHT will include investing in Bitcoin and other digital assets as part of its treasury. In connection with the transaction, Bakkt has acquired the Web domain bitcoin.jp, which, subject to the approval of MHT's shareholders, will become the new name of MHT.
- **Definitive Agreement for Sale of Loyalty Business:**

o On July 23, 2025, the Company entered into a definitive agreement to sell its loyalty business to Project Labrador Holdco, LLC, a wholly owned subsidiary of Roman DBDR Technology Advisors, Inc. The transaction, which is subject to customary closing conditions, is expected to close in the third quarter of 2025. The transaction will include monetary accommodations to the buyer of an amount of cash equal to $11 million plus (i) the amount of estimated negative working capital of the business as of the closing and (ii) the amount of estimated indebtedness, subject to post-closing adjustments, as well as a short-term loan of certain restricted cash transferred with the business to facilitate the transfer. The Company will report the Loyalty business as a discontinued operation beginning in Q3 2025, allowing management to focus resources on the Company’s core crypto offerings and stablecoin payments infrastructure.  Leadership Transition: o With the regulatory approval process for Akshay Naheta substantially complete, Andy Main will step down from his role as Co-CEO and Director effective today, August 11, 2025, and Akshay Naheta will assume the role of Chief Executive Officer. Mr. Main will become an advisor to the Company to, among other things, lead the completion of the Company’s sale of its loyalty business. This leadership transition reflects the natural progression of Bakkt's transformation into a pure-play crypto infrastructure company and positions Mr. Naheta to drive the Company's vision of being a leading crypto platform at the forefront of the accelerating digital asset transformation of global money and finance. Webcast and Conference Call Information Bakkt will host a conference call at 5:00 PM ET, August 11, 2025. The earnings conference call will be webcast live here and archived on the investor relations section of Bakkt’s corporate website under the ‘Events & Presentations’ section, along with any related earnings materials. Investors and analysts interested in participating in the call are invited to dial (833) 470-1428 or (404) 975-4839, and reference participant access code 446108 approximately ten minutes prior to the start of the call. ### About Bakkt Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade trading and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto. Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | X - @Bakkt | LinkedIn Bakkt-E Source: Bakkt Holdings, Inc. Contacts Investor Relations IR@bakkt.com Media Bakkt@forefrontcomms.com

Note on Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, the Company’s ability to grow and manage growth profitably; the possibility that the Company may be unable to obtain the applicable regulatory approvals to execute on the commercial agreement with DTR; whether the Company will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom; the regulatory environment for cryptocurrencies and digital stablecoin payments; changes in the Company’s business strategy; the Company’s adoption of its updated investment policy (“Investment Policy”) and related international treasury strategy, including the Company’s ability to successfully consummate acquisitions, integrate or manage investments in potential acquisition targets, including MarushoHotta Co.; the price of digital assets, including Bitcoin; risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network; the fluctuation of the Company’s operating results, including because the Company may be required to account for its digital assets at fair value; the Company’s ability to time the price of its purchase of digital assets pursuant to its strategy; the impact of the market value of digital assets on the Company’s ability to satisfy its financial obligations, including any debt financings; unrealized fair value gains on its digital asset holdings subjecting the Company to the corporate alternative minimum tax; legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets the Company holds, including Bitcoin, as a security causing the Company to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940; competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin; enhanced regulatory oversight as a result of the Company’s Investment Policy and related international treasury strategy; the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets; the concentration of the Company’s expected digital asset holdings relative to non-digital assets; the inability to use the Company’s digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network; the Company or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to its digital assets; the loss of access to or theft or data loss of the Company’s digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if the Company elects to hold its digital assets through a third-party custodian, the loss of direct control over its digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack; the Company not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers; the non-performance, breach of contract or other violations by counterparties assisting the Company in effecting its Investment Policy and related international treasury strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the crypto, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding crypto currencies, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; the Company’s ability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2024, its quarterly report on Form 10-Q for the quarter ended March 31, 2025, the risks regarding the Company’s adoption of its Investment Policy set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 10, 2025 and its quarterly report on Form 10-Q for the quarter ended June 30, 2025. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. Definitions  Transacting accounts: unique accounts that perform at least one transaction across crypto buy/sell and loyalty redemption each month. Monthly figures are de-duped for the month. Quarterly figure represents sum of all months in the quarter.  Notional traded volume: total notional volume of transactions across crypto buy/sell and loyalty redemption. Figures represent gross values recorded as of order date.  Assets under custody: the sum of coin quantities held by customers multiplied by the final quote for each coin on the last day of the quarter.

Bakkt Q2 2025 Financial Statements Consolidated Balance Sheets $ in thousands except per share data As of 6/30/25 As of 12/31/24 Assets Current assets Cash and cash equivalents $43,493 $39,049 Restricted cash 17,965 24,889 Customer funds 21,336 88,566 Accounts receivable, net 23,306 24,648 Prepaid insurance 2,068 3,972 Other current assets 2,292 2,721 Total current assets 110,462 183,845 Property, equipment and software, net 1,839 2,064 Goodwill 64,658 68,001 Intangible assets, net 2,900 2,900 Other assets 10,281 12,567 Total assets $190,140 $269,377 Liabilities and stockholders' equity Current liabilities Accounts payable and accrued liabilities $42,683 $39,911 Customer funds payable 21,336 88,566 Deferred revenue, current 1,630 1,605 Due to related party — 2,360 Convertible debentures, net 22,307 — Other current liabilities 5,236 5,277 Total current liabilities 93,192 137,719 Deferred revenue, noncurrent 2,062 2,621 Warrant liability 23,279 46,923 Other noncurrent liabilities 13,782 19,261 Total liabilities 132,315 206,524 Stockholders' equity Class A Common Stock ($0.0001 par value, 60,000,000 shares authorized, 6,974,740 shares issued and outstanding as of June 30, 2025 and 6,510,885 shares issued and outstanding as of December 31, 2024) 1 1 Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,177,076 shares issued and outstanding as of June 30, 2025 and 7,178,303 shares issued and outstanding as of December 31, 2024) 1 1 Additional paid-in capital 840,671 832,693 Accumulated other comprehensive loss (395) (841) Accumulated deficit (804,918) (797,960) Total stockholders' equity 35,359 33,894 Noncontrolling interest 22,531 28,959 Total equity 57,825 62,853 Total liabilities and stockholders' equity $190,140 $269,377

Consolidated Statements of Operations $ in thousands except per share data 2Q25 2Q24 Revenues: Crypto services $568,103 $497,141 Loyalty services, net 9,779 12,757 Total revenues 577,882 509,898 Operating expenses: Crypto costs 561,074 491,701 Execution, clearing and brokerage fees 4,139 3,392 Compensation and benefits 20,124 22,381 Professional services 4,069 3,639 Technology and communication 2,901 3,651 Selling, general and administrative 3,590 5,516 Depreciation and amortization 154 117 Related party expenses — 150 Impairment of long-lived assets — — Restructuring expenses — 926 Other operating expenses 320 442 Total operating expenses 596,371 531,915 Operating loss (18,489) (22,017) Interest income, net (53) 1,245 (Loss) gain from change in fair value of warrant liability (8,604) (15,114) Other (expenses) income, net (2,946) 448 Loss before income taxes (30,092) (35,438) Income tax expense (60) (74) Net Loss (30,152) (35,512) Less: Net loss attributable to noncontrolling interest (15,418) (19,088) Net loss attributable to Bakkt Holdings, Inc. $(14,734) $(16,424) Net loss per share attributable to Class A Common Stockholders Basic $ (2.16) $(2.67) Diluted $ (2.16) $(2.67)

Consolidated Statements of Cash Flows $ in thousands 6MO Ended 6/30/25 6MO Ended 6/30/24 Cash flows from operating activities: Net loss $(13,915) $(56,787) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 374 174 Non-cash lease expense 566 989 Share-based compensation expense 9,681 10,419 Impairment of long-lived assets — 288 Loss on sale of Bakkt Trust 2,301 — Gain on lease assignment (1,755) — (Gain) loss from change in fair value of warrant liability (23,644) 6,068 Other 87 2 Changes in operating assets and liabilities: Accounts receivable 1,672 6,035 Prepaid insurance 1,904 7,105 Accounts payable and accrued liabilities 3,592 (15,739) Due to related party (2,360) (570) Deferred revenue (535) (2,410) Operating lease liabilities (2,698) (1,934) Customer funds payable (67,230) 20,405 Assets and liabilities of businesses held for sale (3,476) — Other assets and liabilities (493) (1,585) Net cash (used in operating activities (95,929) (27,540) Cash flows from investing activities: Capitalized internal-use software development costs and other capital expenditures (149) (2,234) Purchase of available-for-sale securities — (17,996) Proceeds from the settlement of available-for-sale securities — 22,223 Proceeds from Sale of Bakkt Trust 4,518 — Net cash used in investing activities 4,369 1,993 Cash flows from financing activities: Proceeds from Concurrent Offerings, net of issuance costs — 46,505 Proceeds from the exercise of warrants 1 3 Withholding tax payments on net share settlements on equity awards (1,712) (2,318) Proceeds from borrowings on revolving credit facility 5,000 — Proceeds on revolving credit facility (5,000) — Cash paid for financing fees (775) — Proceeds from issuance of convertible debentures 23,750 — Net cash provided by financing activities 21,264 44,190 Effect of exchange rate changes 915 (620) Net (decrease) increase in cash, cash equivalents, restricted cash, customer funds and deposits (69,381) 18,023 Cash, cash equivalents, restricted cash, customer funds and deposits at the beginning of the period 153,746 118,498 Cash, cash equivalents, restricted cash, customer funds and deposits at the end of the period $84,365 $136,521

Reconciliation of Non-GAAP Financial Measures Non-GAAP Financial Measures – EBITDA and Adjusted EBITDA EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, acquisition- related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, restructuring charges, changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. EBITDA and Adjusted EBITDA provide management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. These measures may be useful to an investor in evaluating our performance. EBITDA and Adjusted EBITDA are not measures of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Non-GAAP financial measures like EBITDA and Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP. $ in thousands 2Q25 2Q24 Net income (loss) $(30,152) $(35,512) Depreciation and amortization 154 117 Interest income, net 53 (1,245) Income tax expense 60 74 EBITDA $(29,885) $(36,566) Acquisition-related expenses — 55 Share-based and unit-based compensation expense 6,338 2,406 Loss (gain) from change in fair value of warrant liability 8,604 15,114 Restructuring expenses — 926 Transition services expense — 150 Loss on sale of Bakkt Trust 2,301 — Debt issuance cost 87 — Adjusted EBITDA loss $(12,555) $(17,915)